UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: October 23, 2006

HIGH END VENTURES, INC.

(Exact name of registrant as specified in its charter)

COLORADO
(State or other jurisdiction of incorporation or organization)

000-52017 (Commission File Number)	98-0219157 (IRS Employer Identification Number)

Thomas Forzani, Chief Executive Officer
400-7015 MacLeod Trail, South Calgary, Alberta, Canada, T2H 2K6
(Address of principal executive offices)

(403) 461-7283
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 23, 2006, High End Ventures, Inc., (“High End”) entered into a Securities Exchange Agreement and Plan of Exchange with Electrolinks Corporation (“Electrolinks”) whereby High End intends to acquire 100% of the outstanding ownership or right to ownership of Electrolinks, in exchange for an aggregate of 20,500,000 shares of High End’s common stock. High End will issue the common stock to Electrolink’s shareholders on a pro rata basis, entitling each shareholder to one half share of High End’s common stock for each share of Electrolinks. Following the exchange, Electrolinks will become a wholly-owned subsidiary of High End. The closing of the transaction is expected to take place as soon as is practicable subject to shareholder approval and full satisfaction of the disclosure requirements of the Securities Exchange Act of 1934, as amended.

Electrolinks was founded in 2004 in Toronto, Ontario, Canada and is focused on “Smart Grid” applications for power utilities and building and delivering broadband services over any form of electrical infrastructure. Electrolinks offers solutions such as high-speed Internet, Voice over IP and IP video to businesses and consumers in urban as well as rural areas at a fraction of the cost charged by traditional telecommunications carriers.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(c)     The following exhibits are filed herewith:

Exhibit No.             Page No.                 Description

10                              3                             Securities Exchange Agreement and Plan of Exchange between High End and Electrolinks, dated October 23, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

High End Ventures, Inc.                            Date

By: /s/ Nadir Walji                                        October 27, 2006

Name: Nadir Walji

Title: Chief Accounting Officer

Exhibit 10

Securities Exchange Agreement

and

Plan of Exchange

BETWEEN

High End Ventures, Inc.

AND

Electrolinks Corporation

DATED

October 23, 2006

SECURITIES EXCHANGE AGREEMENT AND PLAN OF EXCHANGE

THIS SECURITIES EXCHANGE AGREEMENT AND PLAN OF EXCHANGE (this “Agreement”) is entered into as of October 23, 2006, by and between High End Ventures, Inc. (the “Company”), a Colorado corporation, and Electrolinks Corporation (“Electrolinks”), a corporation incorporated pursuant to the Canada Business Corporations Act (the “CBCA”).

WITNESSETH:

WHEREAS, the shareholders of Electrolinks (as detailed in Exhibit A hereto, the “Shareholders”) own 41,000,000 common shares in Electrolinks, which shares constitute 100% of the outstanding ownership or right to ownership of Electrolinks (the “Electrolinks Shares”), there being no outstanding preferred shares, warrants, or options to purchase shares of Electrolinks except those options granted to Allan Sloan and Wayne Owens; and

WHEREAS, the Company desires to acquire from the Shareholders, and the Shareholders desire to convey to the Company, all of the Electrolinks Shares in exchange for an aggregate of 20,500,000 shares of common stock, par value $0.001, of the Company (the “Company Shares”), whereby Electrolinks will become a wholly-owned subsidiary of the Company.

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1 Defined Terms. Unless otherwise specifically defined in this Agreement or the context otherwise requires, capitalized terms used in this Agreement shall have the following meanings:
1.1.1	“Affiliate” or “Affiliated” means, in relation to any party, any company or other commercial entity or person which directly or indirectly controls, is controlled by or is under common control with such party or any of such party’s directors, managers, supervisors or management personnel.

1.1.2	“Agreement” means this agreement, the recitals hereto and all exhibits and schedules attached to this Agreement, in each case, as they may be amended or supplemented from time to time, and the expressions “hereof”, “herein”, “hereto”, “hereunder”, “hereby”, and similar expressions, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement; and unless otherwise indicated, references to sections and subsections are to sections and subsections in this Agreement.

1.1.3	“Applicable Law” means any domestic or foreign statute, law, ordinance, regulation, by-law or order that applies to the Company or Electrolinks.

1.1.4	“Assets” means all of the properties, rights and assets of Electrolinks including, without limitation, all of the Inventories, cash and cash equivalents, prepaid expenses, all investments, accounts receivable, the Goodwill and IP, the Personal Property, and the Material Contracts

1.1.5	“Business” means the business of providing Smart Grid applications for utilities by delivering broadband services over any form of electrical transmission, leveraging existing electrical infrastructures like utility power lines.

1.1.6	“Business Day” means any day other than a Saturday, a Sunday or a day on which chartered banks in the United States of America are authorized or obligated by law to close.

1.1.7 "Closing Date" has the meaning set forth in subsection 2.6.

        1.1.8 “Electrolinks Contracts” means those agreements listed in Schedule 3.1.15 hereto.

1.1.9	“Employees” means all persons engaged in the Business including employees, employees on leave, contract employees and owner-operators, if any.

1.1.10	“Encumbrance” means any encumbrance of any kind whatever and includes, without limitation, any adverse claim, security interest, mortgage, lien, hypothecation, pledge, assignment, charge, trust or deemed trust (whether contractual, statutory or otherwise arising), or any other right, option or claim of others affecting the Assets, and any covenant or other agreement, restriction or limitation on the transfer of the Assets.

1.1.11	“Environmental Laws” includes all applicable laws, statutes, regulations, by-laws, rules and Orders of any Governmental Authority where Electrolinks has carried on business and the common law, relating, in whole or in part, to the environment, and includes those laws relating to the storage, generation, use, handling, manufacture, processing, transportation, import, export, treatment, release or disposal of any Hazardous Substance.

1.1.12	“Environmental Permits” includes all certificates, approvals, consents, authorizations, registrations, and licenses issued, granted, conferred, created or required by any Governmental Authority pursuant to any Environmental Laws.

1.1.13 “Facilities” means the offices of Electrolinks located at 151 Bloor Street West, 4th Floor, Toronto, Ontario, Canada M5S 1S4, and any other offices which Electrolinks utilizes.

1.1.16	“Fixed Plant and Equipment” means all plant, machinery and equipment situated on the Lands, if any.

1.1.17	“Governmental Authority” includes any domestic or foreign government whether state, federal, provincial, or municipal and any governmental agency, governmental authority, governmental tribunal or governmental commission of any kind whatsoever.

                    1.1.18            "Goodwill and IP" means:

                    1.1.18.1         all customer lists, contracts, files, records and outstanding quotations;

1.1.18.2	all trade marks (registered or not), trade names, designs, URL and domain names, logos, patents, patents pending, industrial design applications, and copyrights (registered or not) used in the Business, including those set forth in Schedule C;

                    1.1.18.3                            all trade secrets and confidential information of Electrolinks in relation to the Business;
1.1.18.4	all proprietary computer software and related manuals owned by or licensed to Electrolinks in relation to the Business;

                    1.1.18.5                            all know-how of the Business including:

                    1.1.18.5.1 all information of a scientific or technical nature whether in oral, written, graphic, machine readable, electronic or physical form; and
1.1.18.5.2 all patterns, plans, designs, research data, research plans, trade secrets and other proprietary know-how, processes, formulas, drawings, technology, blue prints, flow sheets, equipment and parts lists, instructions, manuals, records and procedures.

1.1.19	“Hazardous Substance” means any hazardous waste, hazardous substance, hazardous material, toxic substance, dangerous substance or dangerous good or contaminant as defined or identified in any Environmental Law.

1.1.20	“Inventory” means all inventories of products relating to the Business, all supplies, and equipment relating thereto.

1.1.21	“Lands” means the lands leased by Electrolinks in relation to the Business including, without limitation, the lands on which the Facilities are located.

1.1.22	“Loss” means any and all loss, liability, damage, cost or expense actually suffered or incurred by a party resulting from the subject matter of any claim, including the costs and expenses of any action, suit, proceeding, demand, assessment, judgment, settlement or compromise relating thereto (including legal fees on a solicitor’s and his own client basis), net of any tax savings arising as a result of expensing the same, less the amount of any judgment awarded as a result of any counterclaim or set-off relating to that claim.

1.1.23	“Order” means any order, judgment, injunction, decree, award or writ of any court, tribunal, arbitrator, Governmental Authority, or other person who is authorized to make legally binding determinations.

1.1.24	“Permits” means all permits, licenses, authorizations, agreements or understandings relating to the Business and issued by any Governmental Authority, or to which any Governmental Authority is a party, including, without limitation, the Environmental Permits.

1.1.25                               "Permitted Encumbrances" means those encumbrances listed in Exhibit B hereto.
1.1.26	“Personal Property” means all of the equipment, vehicles, machinery, furniture, chattels and other tangible personal property used in the Business as at the Closing Date and any and all operating manuals, warranty information or other documentation relating thereto.

1.1.27	“Pollution” means any type of environmental damage or contamination which contravenes any Environmental Law, including, without limiting the generality of the foregoing, damage to or contamination by any substance, waste, or goods including, without limiting the generality of the foregoing, any Hazardous Substance.

1.1.28 "Securities Act" means the United States Securities Act of 1933, as amended

1.1.29 "Taxes" means all taxes and similar governmental charges, including:

1.1.29.1	state, federal, provincial, municipal and local, foreign or other income, franchise, capital, real property, personal property, withholding, payroll, employer health, transfer, sales, use, excise, goods and services, consumption, countervail and value added taxes, all other taxes of any kind relating to Electrolinks, or the Business and imposed by any Governmental Authority, whether disputed or not; and

1.1.29.2	assessments, charges, duties, fees, imposts, levies or other governmental charges and interest, penalties or additions associated therewith.

1.1.30	“Tax Returns” means all reports, returns and other documents filed or required to be filed by Electrolinks in relation to the Business in respect of Taxes or in respect of or pursuant to any domestic or foreign federal, provincial, state, municipal, territorial or other taxing statute.

1.2	Gender and Number. The terms defined in the singular shall have a comparable meaning when used in the plural and vice versa, and words importing gender include all genders.

1.3 Currency. Unless specified, all references to currency in this Agreement shall mean United States dollars. 1.4 Exhibits. The following exhibits are attached hereto and form part of this Agreement:

         Exhibit                       Description

         A                              Shareholders

         B                              Permitted Encumbrances

        C                              Tradenames/Trademarks, Copyright, Proprietary Software, Patents and Patents Pending

1.5 Schedules. The following schedules are attached hereto and form part of this Agreement:

         Schedule                   Description

         3.1.15                       Electrolinks Contracts

         3.2.15                       Company Contracts

         5.1.4                          Voting Agreement

1.6 Section Headings. The section and subsection headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

ARTICLE II

EXCHANGE OF SHARES

2.1	Exchange. Upon and subject to the terms of this Agreement, the Company hereby agrees to issue, exchange and deliver the Company Shares, which consist of 20,500,000 shares of common stock, to the Shareholders on a pro rata basis, entitling each Shareholder to one half (1/2) share of Company common stock for each one (1) common share of Electrolinks, on the Closing Date, and the Shareholders hereby agree to exchange, assign, transfer and set over the Electrolinks Shares, which consist of 41,000,000 common shares, to the Company on the Closing Date. The Company Shares will be issued by the Company pursuant to the securities transaction exemptions afforded by Section 4(2) and/or Regulation S of the Securities Act. The shares will be restricted securities each bearing a restrictive legend.

2.2	Fractional Shares. The Company shall not issue fractional Company Shares in exchange for the Electrolinks Shares, rather the Company will round fractional shares, if any, up to the next whole Company Share.

2.3 Share Valuation Price. The valuation of the Electrolinks Shares shall be deemed equivalent to the valuation of the Company Shares.

2.4 Tax Free. The exchange of Electrolinks Shares for Company Shares will be deemed by the parties to be a tax free exchange.
2.5	Resale Restrictions. The Company Shares issued and delivered to the Shareholders shall be subject to resale restrictions imposed pursuant to the Securities Act and thus restricted for a period of at least twelve (12) months from the date of issuance.

2.6 Closing Date. The Closing Date of the transaction contemplated hereby shall take place on or before October 31, 2006 or as agreed by the parties in writing, at the offices of the Electrolinks, at 11 a.m. Eastern Time.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1	Electrolinks. Electrolinks makes the representations and warranties set out hereto to the Company, recognizing that the Company is relying on such representations and warranties in entering into the transactions contemplated by this Agreement. All due diligence searches, investigations or inspections by the Company, up to the Closing Date, are without prejudice to the Company’s right to rely upon the representations and warranties of Electrolinks in entering into the transactions contemplated by this Agreement. Electrolinks makes the following representations and warranties set out hereto to the Company:

3.1.1	Formation and Qualification. Electrolinks is a corporation duly incorporated, validly existing and in good standing under the CBCA. Electrolinks has all requisite company power and authority to own, lease and operate its respective properties. Electrolinks is duly registered, licensed or qualified to carry on the Business in the jurisdictions in which the nature of the Business as now being conducted by it or the property owned or leased by it makes such registration, licensing or qualification necessary.

3.1.2	Authority, Filings, Consents and Approvals. Electrolinks has the corporate power and authority to enter into this Agreement and to perform the transactions contemplated by this Agreement subject to Shareholder approval in accordance with the CBCA. This Agreement has been duly authorized, executed and delivered by the Electrolinks’ board of directors and, subject to Shareholder approval, constitutes a legal, valid and binding obligation of Electrolinks, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The execution, delivery and performance of this Agreement and the agreements contemplated herein will not require Electrolinks to obtain any other consent, waiver, authorization or approval of, or make any filing with or give prior notice to, any person, except for any such consents, waivers, authorizations or approvals which relate to Shareholder approval.

3.1.3	Capitalization of Electrolinks. Electrolinks is authorized to issue an unlimited number of common shares, of which 41,000,000 common shares are issued and outstanding. No other classes of stock are authorized or issued. The Electrolinks Shares are duly authorized, validly issued, fully paid and non-assessable and are owned of record and beneficially by the Shareholders.

3.1.4	The Electrolinks Shares. The Shareholders have good and valid title to the Electrolinks Shares, free and clear of all Encumbrances. There are no outstanding options, warrants or rights to purchase or acquire, or securities convertible into or exchangeable for, any shares or other securities in the capital of Electrolinks except those options granted to Allan Sloan and Wayne Owens, and there are no other contracts, commitments, agreements, understandings, arrangements or restrictions which require Electrolinks to issue, sell or deliver any of its respective shares or other securities. The Electrolinks Shares bear no restriction on transfer that would prohibit conveyance to the Company.

3.1.5	Corporate Records. All transactions of Electrolinks have been promptly and properly recorded or filed in or with its respective books and records, and the minute books contain complete and accurate records of the meetings and proceedings of Shareholders and directors thereof.

                     3.1.6             Electrolinks Directors and Officers. The directors and officers of Electrolinks are as follows:

                                          Directors

                                          Balbir Ahluwalia

                                          Roman Hrycyshyn

                                          Officers

                                          Allan Sloan, Chief Executive Officer

                                         Wayne Owens, Chief Financial Officer

3.1.7	Liabilities. Except for the Permitted Encumbrances, Electrolinks has no material liabilities of any kind whatsoever, contingent or non-contingent, other than those incurred in the ordinary course of business, including, without limitation, commercial real estate leases, utilities, telephone, and legal services.

3.1.8	Liabilities at Closing. Except as may otherwise be set forth in Section 3.1.7 above, the value of all liabilities of Electrolinks, including any exposure under any guarantees, as at the Closing Date, shall not be in excess of those normally incurred and paid in the ordinary course of business and are not individually or in the aggregate in excess of $1,300,000.

3.1.9	Assets. Electrolinks has good and marketable, legal and beneficial title to all of the property comprising the Assets, free and clear of all Encumbrances except for the Permitted Encumbrances. The Assets constitute all of the property, rights and other assets used by Electrolinks, or which are necessary or desirable to conduct the Business as conducted prior to the date hereof. Without limiting the generality of the foregoing, none of the Personal Property, Goodwill and IP, Fixed Plant and Equipment is leased or otherwise used in the Business subject to any agreement with or claim by any third party.

3.1.10	Corporate Records and Financial Statements. All material transactions relating to the Business have been promptly and properly recorded or filed in or with Electrolinks’ books and records. The minute books of Electrolinks contain complete and accurate records of the meetings and proceedings of the Shareholders and the directors thereof. Electrolinks has furnished to the Company copies of the Electrolinks’ financial statements, including (a) the audited balance sheets of Electrolinks and the audited statements of income, changes in shareholders’ equity and statements of cash flow for the period ended December 31, 2004 and December 31, 2005, together with the notes thereon and the report of its independent certified public accountants, and (b) the nine month interim statements for the period ended September 30, 2006. The audited financial statements (a) have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis from year to year (except as noted otherwise therein), and (b) are true and correct and present fairly in all material respects the financial condition of Electrolinks and the results of operations and changes in cash flow of Electrolinks for the periods to which each relates.

3.1.11	Environmental Compliance. Except in compliance with Environmental Laws, Electrolinks has not caused or permitted, and Electrolinks has no knowledge of, any material release or disposal by any person of any Hazardous Substance on or from any premises formerly or presently used in the Business. All Hazardous Substances generated, handled, stored, treated, processed, transported or disposed of in the course of the Business have been generated, handled, stored, treated, processed, transported or disposed of in all material respects, in compliance with applicable Environmental Laws and the Environmental Permits.

3.1.12	Payment of Taxes. Electrolinks has paid all Taxes due and payable in relation to the Business and has paid all assessments that Electrolinks has received in respect of Taxes.

3.1.13	Reassessments. No reassessments of Taxes have been issued against Electrolinks in relation to the Business nor is Electrolinks aware of any pending or threatened assessment or reassessment for Taxes. Electrolinks has not executed or filed with any Governmental Authority any agreement extending the period for assessment, reassessment or collection of any Taxes.

3.1.14	Withholdings. Electrolinks has withheld from each payment made to any of the Employees of the Business or former Employees, officers and managers, and to all other persons, all amounts required by law and will continue to do so until the Closing Date and has remitted or will remit, such withheld amounts within the prescribed periods to the appropriate Governmental Authority. Electrolinks has charged and collected and has remitted or will remit on a timely basis all Taxes as required by Applicable Law on any sale, supply or delivery whatsoever, made in relation to the Business.

3.1.15	Contracts. Electrolinks is not a party to, or bound by, any material contract, agreement or commitment of any kind in relation to its business other than this Agreement and those contracts listed in Schedule 3.1.15. Schedule 3.1.15 contains an accurate and complete list of all written and oral agreements and contracts in effect on the date of this Agreement to which Electrolinks is a party or by which it is bound. There are no contracts in formation or which are capable of subsequent formation as a result of future satisfied conditions. Electrolinks has made available to the Company true and complete copies of the contracts (including any amendments or modifications thereto).

3.1.16	Employees. Complete and accurate particulars of the Employees pertaining to the date of hire of such Employees and their annual remuneration and the names of those on long term disability, workers’ compensation or leave of absence (if any) will be provided to the Company upon request. Electrolinks does not have any written employment agreements relating to any of the Employees, except those employment agreements with Allan Sloan and Wayne Owens.

3.1.17	Collective/Employment Agreements. None of the Employees is employed under a contract which cannot be terminated by Electrolinks, with or without notice, including those Employees who are employed on indefinite hire requiring reasonable notice of termination by Applicable Law. Electrolinks is not a party, either directly or by operation of law, to any collective bargaining agreement. No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any of the Employees of the Business by way of certification, interim certification, voluntary recognition, or successor rights. There are no threatened or pending union organizing activities involving the Employees and there are no threatened labor disputes or work stoppages relating to, or connected with, the Business.

3.1.18	Occupational Health and Safety. There are no outstanding inspection orders or charges or any other Orders made against Electrolinks or the Business. Electrolinks is in compliance with all occupational health and safety rules and regulations in all material respects in relation to the Business and there are no outstanding violations of such rules and regulations.

3.1.19	Insurance. The Assets are insured by reputable insurers against liability, loss and damage in such amounts and against such risks as is prudent for the Business, and such insurance coverage will be continued in full force and effect up to and including the Closing Date. All insurance policies relating to the Business are in full force and effect and Electrolinks is not in default with respect to any of the provisions contained in any such insurance policy. Electrolinks is not aware of any events or occurrences that could reasonably form the basis for a claim under Electrolinks’ policies of insurance.

3.1.20	Permits. Electrolinks is in possession of and is in compliance with all Permits required by any Governmental Authority which are necessary to conduct the Business.

3.1.21	Absence of Legal Conflicts. The execution and delivery of this Agreement by Electrolinks does not, and the performance of this Agreement by such parties of the transactions contemplated by this Agreement will not:

3.1.21.1	conflict with or violate the constituent documents of Electrolinks, or any resolution of the Shareholders of Electrolinks;

                     3.1.21.2                           conflict with or violate any Applicable Law; or

3.1.21.3	result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any of Assets pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Electrolinks is a party in relation to the Business or by which the Business or the Assets is bound or affected, which, in any such case, would prohibit or delay such parties’ ability to perform their respective obligations under this Agreement.

3.1.22	Litigation. There are no claims, actions, proceedings, suits, investigations or reviews pending or threatened against Electrolinks or otherwise in relation to the Business or the Assets or the Electrolinks Shares, before or by any Governmental Authority or court.

3.1.23 Conduct of Business - Changes. Since September 30, 2006: 3.1.23.1 Electrolinks has conducted the Business in the ordinary course, using reasonable efforts to preserve the Business; 3.1.23.2 there has not been any material adverse change in the Assets, affairs or financial condition of the Business;

         3.1.23.3 Electrolinks has not:

3.1.23.3.1 increased the compensation paid or payable to any of the Employees or increased the benefits to which the Employees are entitled or provided any new benefits for any such employees; or

3.1.23.3.2 modified, amended or terminated any contract to which it is or was a party in relation to the Business, except in the ordinary course of business with a view to the best interests of the Business.

3.1.24	Copies of Documents etc. True and complete copies of the documents and agreements listed in the Exhibits and Schedules hereto have been made available to the Company and its counsel for review.

3.1.25	Investment Intent. Electrolinks confirms that the Shareholders are acquiring the Company Shares for investment purposes only and not with a view of immediate resale or distribution and will not resell or otherwise transfer or dispose of the Company Shares except in accordance with the provisions of all Applicable Laws.

3.1.26	Compliance with Securities Act. Electrolinks confirms that each of the Shareholders will represent in a transmittal letter that (i) the Company Shares are being offered and sold under exemptions from registration provided for in Section 4(2) of the Securities Act and/or Regulation S, (ii) this transaction has not been scrutinized by the Commission or by any administrative agency charged with the administration of the securities laws of any state or foreign country because of the private aspects of the offering, (iii) all documents, records, and books pertaining to this investment, have been made available to the Shareholder and his representatives, if any, and that the books and records of the Company are and will be available upon reasonable notice for inspection by the Shareholder during reasonable business hours at its principal place of business, and (iv) this offer to purchase securities originated with Electrolinks and its Shareholders and was not solicited by the Company.

3.1.27	Securities Act and Offshore Transactions. Electrolinks further confirms that each Shareholder will represent and warrant in the transmittal letter that:

(i)	The Shareholder is not a U.S. person as that term is defined under Regulation S as promulgated by the Commission under the Securities Act.

(ii)	At the time the offer was originated, the Shareholder was outside the United States.

(iii)	The Shareholder is purchasing for its own account and not on behalf of any U.S. person, and the sale has not been pre-arranged with a buyer(s) in the United States.

(iv)

The Shareholder represents and warrants and agrees that all offers and sales of the Company Shares acquired in the transaction contemplated herein, prior to the expiration of a period commencing on the date of the transaction contemplated herein and ending one (1) year thereafter will be made in compliance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act or pursuant to an exemption from registration.

(v)

The Shareholder acknowledges that the Company Shares have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. Persons during a period commencing on the date of the transaction contemplated herein and ending one (1) year thereafter, unless the securities are registered under the Securities Act or an exemption from the registration requirements is available. If the transfer is pursuant to an exemption from registration under Rule 144 and/or Rule 905 under the Securities Act, the Shareholder will present an opinion of counsel reasonably satisfactory to the Company to the effect that the transaction is so exempt. The Company Shares are “restricted securities” as defined by Rule 144 and Rule 905. The Company will affix a legend to the Company Shares to the foregoing effect:

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (“SECURITIES ACT”), AS AMENDED, OR UNDER ANY OTHER STATE OR FOREIGN GOVERNMENT SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR ANY OTHER APPLICABLE STATE OR FOREIGN GOVERNMENT SECURITIES LAWS UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY OTHER STATE OR FOREIGN GOVERNMENT SECURITIES LAWS.

3.2	Company. The Company makes the representations and warranties set out hereto to Electrolinks, recognizing that Electrolinks is relying on such representations and warranties in entering into the transactions contemplated by this Agreement. All due diligence searches, investigations or inspections by Electrolinks, up to the Closing Date, are without prejudice to Electrolinks’ right to rely upon the representations and warranties of the Company in entering into the transactions contemplated by this Agreement.

3.2.1	Incorporation and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the Company.

3.2.2	Authority, Filings, Consents and Approvals. The Company has the corporate power and authority to enter into this Agreement and to perform the transactions contemplated by this Agreement subject to shareholder approval and the filing of pertinent disclosure filings with the Securities and Exchange Commission (“Commission”). This Agreement has been duly authorized, executed and delivered by the Company’s board of directors and, subject to shareholder approval, constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The execution, delivery and performance of this Agreement and the agreements contemplated herein will not require the Company to obtain any other consent, waiver, authorization or approval of, or make any filing with or give prior notice to, any person, except for any such consents, waivers, authorizations or approvals which relate to shareholder approval and disclosure filings with the Commission.

3.2.3	Capitalization of the Company. The authorized capital of the Company consists of one hundred million (100,000,000) common shares par value $0.001, of which fifteen million eight hundred fifty thousand (15,850,000) common shares are issued and outstanding, and ten million (10,000,000) preferred shares par value $0.001, of which zero (0) preferred shares are issued and outstanding (the “Outstanding Shares”). The Outstanding Shares are duly authorized, validly issued, fully paid and non-assessable.

3.2.4	The Company Shares. Except as to the Outstanding Shares, the Company has not granted any other rights nor incurred any other commitments to purchase, acquire, convert or exchange any other securities for common or preferred shares of the Company and there are no other contracts, commitments, agreements, understandings, arrangements or restrictions that require the Company to issue, sell or deliver any of its stock or other securities. The Company has sufficient authorized, unissued shares of its common stock to consummate the transactions contemplated herein, and such stock bears no restriction on issuance that would prohibit issuance to the Shareholders as contemplated herein.

3.2.5	Corporate Records. All transactions of the Company have been promptly and properly recorded or filed in or with its respective books and records, and the minute books contain complete and accurate records of the meetings and proceedings of stockholders and directors thereof.

                     3.2.6            Company Directors and Officers. The directors and officers of the Company are as follows:

                                        Directors

                                        Thomas Forzani

                                        Nadir Walji

                                        Officers

                                        Thomas Forzani President, Chief Executive Officer, Chief Financial Officer and

                                        Principal Accounting Officer

                                        Nadir Walji Treasurer and Secretary

3.2.7	Liabilities. Except as shown in its most recent publicly released audited financial statements and interim un-audited financial statements (the “Company Financials”) the Company has no material liabilities of any kind whatsoever, contingent or non-contingent, other than those incurred in the ordinary course of business, including, without limitation, commercial real estate leases, utilities, telephone, and legal services.

3.2.8	Liabilities at Closing. Except as may otherwise be set forth in Section 3.2.7 above, the value of all liabilities of the Company, including any exposure under any guarantees, as at the Closing Date, shall not be in excess of those normally incurred and paid by the Company in the ordinary course of business and are not individually or in the aggregate in excess of $50,000.

3.2.9	Assets. The Company has good and marketable, legal and beneficial title to all of the property comprising its assets as shown on the Company Financials, free and clear of all Encumbrances. Such assets constitute all of the property, rights and other assets used by the Company, or which are necessary or desirable to conduct the Company’s business as conducted prior to the date hereof. Without limiting the generality of the foregoing, none of the personal property or the fixed plant and equipment shown in the Company Financials is leased or otherwise used in the Company’s business subject to any agreement with any third party.

3.2.10	Corporate Records and Financial Statements. All material transactions relating to the Company’s business have been promptly and properly recorded or filed in or with the Company’s books and records. The minute books of the Company contain complete and accurate records of the meetings and proceedings of stockholders and directors thereof. The Company has furnished to Electrolinks copies of the Company Financials, including (a) the audited balance sheets of the Company and the audited statements of income, changes in shareholders’ equity and statements of cash flow for the periods ended September 30, 2006 and 2005, together with the notes thereon and the report of its independent certified public accountants. The audited financial statements (a) have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis from year to year (except as noted otherwise therein), and (b) assuming the Company will continue as a going concern, are true and correct and present fairly in all material respects the financial condition of the Company and the results of operations and changes in cash flow of the Company for the periods to which each relates.

3.2.11	Environmental Compliance. Except in compliance with Environmental Laws, to the knowledge of the Company and its directors, the Company has not caused or permitted, and the Company and its directors have no knowledge of, any material release or disposal by any person of any Hazardous Substance on or from any premises formerly or presently used in the Company’s business. All Hazardous Substances generated, handled, stored, treated, processed, transported or disposed of in the course of the Company’s business have been generated, handled, stored, treated, processed, transported or disposed of in all material respects, in compliance with applicable Environmental Laws.

3.2.12	Payment of Taxes. The Company has paid all Taxes due and payable in relation to the Company’s business and has paid all assessments that the Company has received in respect of Taxes.

3.2.13	Reassessments. No reassessments of Taxes have been issued against the Company in relation to the Company’s Business nor is the Company aware of any pending or threatened assessment or reassessment for Taxes. The Company has not executed or filed with any Governmental Authority any agreement extending the period for assessment, reassessment or collection of any Taxes.

3.2.14	Withholdings. The Company has withheld from each payment made to any of its current or former employees, officers and directors, and to all other persons, all amounts required by law and will continue to do so until the Closing Date. The Company has remitted or will remit, such withheld amounts within the prescribed periods to the appropriate Governmental Authority. The Company has charged and collected and has remitted or will remit on a timely basis all Taxes as required by Applicable Law on any sale, supply or delivery whatsoever, made in relation to the Company’s business.

3.2.15	Contracts. The Company is not a party to, or bound by, any material contract, agreement or commitment of any kind in relation to its business other than this Agreement and those contracts listed in Schedule 3.2.15.

3.2.16	Employees. Complete and accurate particulars of the Company’s employees pertaining to the date of hire of such employees and their annual remuneration and the names of those on long term disability, workers’ compensation or leave of absence (if any) will be provided to Electrolinks upon request. The Company does not have any written employment agreements relating to any of its employees.

3.2.17	Collective/Employment Agreements. None of the Company’s employees is employed under a contract that cannot be terminated by the Company, with or without notice, including those employees who are employed on indefinite hire requiring reasonable notice of termination by Applicable Law. The Company is not a party, either directly or by operation of law, to any collective bargaining agreement. No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any of the Company’s employees by way of certification, interim certification, voluntary recognition, or successor rights. There are no threatened or pending union organizing activities involving the Company’s employees and there are no threatened labor disputes or work stoppages relating to, or connected with, the Company’s business.

3.2.18	Occupational Health and Safety. There are no outstanding inspection orders or charges or any other Orders made against the Company or its business. The Company is in compliance with all occupational health and safety rules and regulations in all material respects in relation to its business and there are no outstanding violations of such rules and regulations.

                    3.2.19            Insurance. The Company carries no insurance related to its business or assets.

3.2.20	Permits. The Company is in possession of and is in compliance with all Permits required by any Governmental Authority that are necessary to conduct the Company’s business.

3.2.21	Absence of Legal Conflict. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation by it of the transactions contemplated by this Agreement will not:

                    3.2.21.1          conflict with or violate the constituent documents of the Company;

                    3.2.21.2          conflict with or violate any Applicable Law; or

3.2.21.3	result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any of its properties is bound or affected, which, in any such case, would prohibit or delay the Company’s ability to perform its obligations under this Agreement.

3.2.22	Reporting Status. The Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and is current in all required filings with the Commission as of the execution of this Agreement. The Company’s reports filed with the Commission can be viewed at www.sec.gov. Prior to closing, Electrolinks agrees to provide the Company with information that will satisfy the disclosure requirements of a Form 10-SB Registration Statement which information will be incorporated into a Form 8-K which will be filed with the Commission disclosing the consummation of the transaction as contemplated herein.

3.2.23	Litigation. There are no claims, actions, proceedings, suits, investigations or reviews pending or, to the knowledge of the Company’s directors, threatened against the Company or otherwise in relation to the Company or its assets or the Outstanding Shares, before or by any Governmental Authority or court.

                    3.2.24            Conduct of Business - Changes. Since September 30, 2006:

3.2.24.1 the Company has conducted its business in the ordinary course, using reasonable efforts to preserve such business;

3.2.24.2 there has not been any material adverse change in the Company's assets, affairs or financial condition of the Company's business;

3.2.24.3 the Company has not:

3.2.24.3.1 increased the compensation paid or payable to any of its employees or increased the benefits to which its employees are entitled or provided any new benefits for any such employees; or

3.2.24.3.2 modified, amended or terminated any contract to which it is or was a party in relation to the Company’s business, except in the ordinary course of business with a view to the best interests of the Company’s business.

3.2.25	Copies of Documents etc. True and complete copies of the documents and agreements listed in the Exhibits and Schedules hereto have been made available to Electrolinks and its counsel for review.

3.2.26	Investment Intent. The Company is acquiring the Electrolinks Shares for investment purposes only and not with a view to or for resale or distribution and will not resell or otherwise transfer or dispose of the Electrolinks Shares except in accordance with the provisions of all Applicable Laws.

ARTICLE IV

CLOSING

4.1 Electrolinks' Deliveries And Actions at Closing. On the Closing Date or unless expressly determined in writing otherwise, Electrolinks shall deliver to the Company the following:

4.1.1 The Electrolinks Shares, duly endorsed for transfer to the Company;

4.1.2 Any consents required to transfer the Electrolinks Shares to the Company;
4.1.3 An original copy of a resolution of the board of directors of the Electrolinks authorizing the execution and delivery of this Agreement and the delivery of the Electrolinks Shares in exchange for the Company Shares;

4.1.4	Transmittal letters from each Shareholder containing those provisions set forth in Section 3.1.26 and 3.1.27 with such other terms as the Company may reasonably require.

4.1.4	All discharges and notices of discharge, estoppel letters, pay-out letters or similar discharging documentation, in registrable form if required, which are necessary or desirable to effect or evince the discharge of any Encumbrances other than Permitted Encumbrances, all of which are satisfactory in form and content to the Company, acting reasonably;

4.1.5	A closing certificate signed by the principal officer of Electrolinks, certifying that at and as of the Closing Date, the representations and warranties made by Electrolinks contained in this Agreement are true and correct as if made at the Closing Date and that all covenants, agreements and conditions required by this Agreement to be performed or complied with by Electrolinks prior to or at the Closing Date have been performed and complied with, except as otherwise specifically disclosed to Company by notice in writing; and

4.1.6	Such other documents, certificates, instruments and agreements as are required or contemplated to be delivered to the Company by Electrolinks pursuant to this Agreement.

4.2 The Company's Deliveries and Actions at Closing. On the Closing Date or unless expressly determined in writing otherwise, the Company shall deliver or effect the following:

4.2.1 Share certificates representing the Company Shares, duly issued for delivery to the respective shareholders of Electrolinks;

4.2.2	An original copy of a resolution of the board of directors of the Company authorizing the execution and delivery of this Agreement and the issuance of the Company Shares in exchange for the Electrolinks Shares;

                    4.2.3             Any consents required to transfer the Company Shares to the Shareholders;

4.2.4	A closing certificate of a principal officer of the Company, certifying that at and as of the Closing Date, the representations and warranties made by the Company contained in this Agreement are true and correct as if made at the Closing Date and that all covenants, agreements and conditions required by this Agreement to be performed or complied with by the Company prior to or at the Closing Date have been performed and complied with, except as otherwise specifically disclosed to Electrolinks by notice in writing; and

4.2.5	Increase the size of the Company’s board of directors to appoint three (3) persons nominated by Electrolinks to the board of directors on the Closing Date.

4.2.6	Subject to shareholder and regulatory approval, the Company shall change its name to “Electrolinks International Corp.” or such similar name as the parties hereto may agree upon.

4.2.7	Such other documents, certificates, instruments and agreements as are required or contemplated to be delivered to Electrolinks or the Shareholders by the Company pursuant to this Agreement.

ARTICLE V

CONDITIONS PRECEDENT TO CLOSING

5.1	Conditions Precedent to Obligations of the Company. The obligations of the Company under this Agreement to consummate the Agreement contemplated hereby shall be subject to the satisfaction on or before the Closing Date, of the following conditions, provided, however, that the Company may waive the pre-Closing Date performance of the following conditions without waiving its right to require the post-Closing Date performance of the following conditions (unless expressly waived in a signed writing):

5.1.1	Representations and Warranties True. The representations and warranties of Electrolinks shall be in all material respects true and accurate as of the date when made, and, except as to representations and warranties which are expressly limited to a state of facts existing at a time prior to the Closing Date, shall be in all material respects true and accurate at and as of the Closing Date.

5.1.2	Performance of Covenants. Electrolinks shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by each prior to or as of the Closing Date.

5.1.3	No Governmental or Other Proceeding or Litigation. No Order of any court or administrative agency shall be in effect which restrains or prohibits any transaction contemplated hereby; and no suit, action, other than the exercise of dissenters’ rights, investigation, inquiry or proceeding by any governmental body or other person or entity shall be pending or threatened against Electrolinks which challenges the validity or legality, or seeks to restrain the consummation, of the transactions contemplated hereby.

5.1.4	Voting Agreement. Electrolinks shall have delivered a Voting Agreement between the Company and Balbir Ahluwalia which is attached hereto as Schedule 5.1.4.

5.1.5	Closing Documentation. The Company shall have received the documents identified in Section 4.1 and such additional documentation on the Closing Date as the Company and its counsel may reasonably require to evidence compliance by Electrolinks with all of their obligations under this Agreement.

5.2	Conditions Precedent to Obligations of Electrolinks. The obligations of Electrolinks under this Agreement to consummate the Agreement contemplated hereby shall be subject to the satisfaction, or to the waiver by Electrolinks on or before the Closing Date of the following conditions, provided, however, that Electrolinks may waive the pre-Closing Date performance of the following conditions without waiving their right to require the post-Closing Date performance of the following conditions (unless expressly waived in a signed writing):

5.2.1	Representations and Warranties True. The representations and warranties of the Company shall be in all material respects true and accurate as of the date when made, and, except as to representations and warranties which are expressly limited to a state of facts existing at a time prior to the Closing Date, shall be in all material respects true and accurate at and as of the Closing Date.

5.2.2	Performance of Covenants. The Company shall have performed and complied in all material respects with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to or as of the Closing Date.

5.2.3	No Governmental or Other Proceeding or Litigation. No Order of any court or administrative agency shall be in effect which restrains or prohibits any transaction contemplated hereby; and no suit, action, other than the exercise of dissenters’ rights, investigation, inquiry or proceeding by any governmental body or other person or entity shall be pending or threatened against the Company which challenges the validity or legality, or seeks to restrain the consummation, of the transactions contemplated hereby.

5.2.4	Employment Agreements. The Company shall have entered into management/ employment agreements with the key employees of Electrolinks, in a form and substance satisfactory to the Company and the key employees.

5.2.5	Closing Documentation. Electrolinks shall have received the documents identified in Section 4.2 and such additional documentation on the Closing Date as Electrolinks and Electrolinks’ counsel may reasonably require to evidence compliance by the Company with all of its obligations under this Agreement.

ARTICLE VI

COMPANY’S FUTURE FUNDING COMMITMENTS

6.

The Company shall use its best commercial efforts to raise financing, or to dedicate existing financing and/or resources, in the amount of $5,000,000 within one year of the Closing Date for research and development, to increase market and investor awareness of the Business, to build the Business’ marketing and product strategy, and to increase brand and product awareness through video, digital, print and electronic media.

ARTICLE VII

INDEMNIFICATION

7.1	Indemnity of Electrolinks. The Company agrees to defend, indemnify and hold harmless Electrolinks from and against, and to reimburse Electrolinks with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements (“Electrolinks’ Losses”), asserted against or incurred by Electrolinks by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement made by the Company or in any document or closing certificate delivered by the Company pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby. Notwithstanding the foregoing provisions of this Section 7.1, no claim for indemnification shall be made by Electrolinks against the Company unless and until the aggregate of Electrolinks Losses shall exceed $25,000.

7.2	Indemnity of the Company. Electrolinks agrees to defend, indemnify and hold harmless the Company from and against, and to reimburse the Company with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements (“Company Losses”), asserted against or incurred the Company by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement and made by Electrolinks, or in any document or certificate delivered by Electrolinks pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby; provided, however, that Electrolinks shall only be required to defend, indemnify and hold harmless the Company for the representations and warranties made by Electrolinks. Notwithstanding the foregoing provisions of this Section 7.2, no claim for indemnification shall be made by Company against Electrolinks unless and until the aggregate Company Losses shall exceed $25,000.

7.3	Indemnification Procedure. A party (an “Indemnified Party”) seeking indemnification shall give prompt notice to the other party (the “Indemnifying Party”) of any claim for indemnification arising under this Article VII. The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party’s own cost and expense, including the cost and expense of reasonable attorneys’ fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action. In the event, however, that such Indemnified Party’s legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior written consent of the Indemnifying Party which consent shall not be unreasonably withheld.

7.4	The Company’s Right of Set-off. The Company shall be entitled to set-off the amount of any Loss suffered or incurred by the Company arising out of, or in connection with this Agreement, or any of the agreements contemplated hereby, against the Company Shares.

ARTICLE VIII

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

8.

All representations and warranties of the parties contained in this Agreement and in all ancillary agreements, instruments and certificates delivered on the Closing Date will not merge on, and shall survive the Closing Date, the acquisition of Electrolinks, the payment of the Company Shares, and any reorganization, amalgamation, sale or transfer of Electrolinks or the Company and will continue in full force and effect thereafter for a period of 2 years after the Closing Date.

ARTICLE IX

MISCELLANEOUS

9.1	Amendment and Modification; Waiver. This Agreement may only be amended or modified in writing, signed by all of the parties hereto. No waiver in writing of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

9.2	Further Assurances. The parties will execute and deliver such further documents and do such further and other things as may be necessary to carry out and give effect to the intent of this Agreement and the transactions contemplated hereby.

9.3	Expenses. Except as otherwise expressly provided in this Agreement and whether or not the transactions contemplated by this Agreement are completed, the parties shall bear their own respective expenses (including, but not limited to, all compensation and expenses of counsel, consultants, actuaries and independent accountants) incurred in connection with this Agreement and the transactions contemplated hereby.

9.4	Public Disclosure. The parties agree that, except as may be required to comply with the requirements of Applicable Laws, the parties shall keep the terms of this Agreement, and the agreements entered into in relation hereto, confidential. In this regard, Electrolinks acknowledges that the Company is a publicly traded and that the Company may decide, in its sole discretion, when and how to comply with applicable reporting requirements incumbent upon it’s publicly traded status.

9.5	Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto, such consent not to be unreasonably withheld.

9.6	Parties in Interest. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors, heirs or other personal legal representatives and permitted assigns. Except as expressly provided in this Agreement, nothing in this Agreement is intended to confer upon any person other than the Company, Electrolinks or its respective successors, heirs or other personal legal representatives or permitted assigns, any rights or remedies under or by reason of this Agreement.

9.7	Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed to be an original by the parties executing such counterpart, but all of which shall be considered one and the same instrument. A signed facsimile or telecopied copy of this Agreement shall be effectual and valid proof of execution and delivery.

9.8	Performance on Holidays. If any action is required to be taken pursuant to this Agreement on or by a specified date which is not a Business Day, then such action shall be valid if taken on or by the next succeeding Business Day.

9.9	Notice. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

         If to Company:

                  High End Ventures, Inc.
                  400-7015 MacLeod Trail, South,
                  Calgary, Alberta
                  Canada
                  T2H 2K6
                  Tel. (403) 640-1464
                  Fax. (403) __________

         With a copy to:

                  Orsa & Company
                  600 Westwood Terrace
                  Austin, Texas 78746
                  Tel. (512) 462-3327
                  Fax. (512) 462-3328

         If to Electrolinks:

                  Electrolinks Corporation
                  151 Bloor Street West, 4th Floor
                  Toronto, Ontario
                  Canada
                  M5S 1S4
                  Tel. (416) 924-0110 / (416) 850-8881
                  Fax. (416) 850-8882

         With a copy to:

                  Eric Littman
                  7695 S.W. 104 Street, Suite 210
                  Miami, Florida 33156
                  Tel. (305) 663-3333
                  Fax. (305) 668-0003
9.10	Governing Law. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of Nevada, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the State of Nevada in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

9.11	Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

9.12	Finder’s Fee Agreement. The Company entered into a Finder’s Fee Agreement with Valor Invest (“Valor”), dated September 15, 2006, whereby Valor is entitled to a finder’s fee in shares of the Company’s common stock equivalent to seven percent (7%) of that number of common shares issued in the aggregate to the Shareholders of Electrolinks within ten (10) business days of the closing of this Agreement in consideration of introducing Electrolinks to the Company as a prospective acquisition opportunity.

9.13	Entire Agreement. This Agreement, the Exhibits, the Schedules, and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

IN WITNESS WHEREOF each of the parties hereto has executed this Agreement as of the date first set forth above.

Company - HIGH END VENTURES, INC.

   By: /s/ Thomas Forzani

Thomas Forzani

   Chief Executive Officer

Electrolinks — ELECTROLINKS CORPORATION

   By: /s/ Allan Sloan

Allan Sloan

   Chief Executive Officer